    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 29, 1998.
                                                     REGISTRATION NO. 333-53947
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------

                             AMENDMENT NO. 4
                                      TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------

                          CARRIER ACCESS CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                               3661                        84-1208770
 (STATE OR OTHER JURISDICTION OF       (PRIMARY STANDARD INDUSTRIAL         (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)         CLASSIFICATION CODE NUMBER)      IDENTIFICATION NUMBER)

                              5395 PEARL PARKWAY
                            BOULDER, COLORADO 80301
                                (303) 442-5455
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                ---------------

                                ROGER L. KOENIG
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          CARRIER ACCESS CORPORATION
                              5395 PEARL PARKWAY
                            BOULDER, COLORADO 80301
                                (303) 442-5455
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                ---------------

                                  COPIES TO:

        THOMAS A. BEVILACQUA, ESQ.                    MARK A. BERTELSEN, ESQ.
        JEREMY W. MAKARECHIAN, ESQ.                 JAMES N. STRAWBRIDGE, ESQ.
           ARMANDO CASTRO, ESQ.                        JOSE F. MACIAS, ESQ.
         ELIZABETH A.R. YEE, ESQ.                     RICHARD G. STEELE, ESQ.
      BROBECK, PHLEGER & HARRISON LLP                 MICHAEL S. ELLIS, ESQ.
    1125 SEVENTEENTH STREET, SUITE 2525          WILSON SONSINI GOODRICH & ROSATI
          DENVER, COLORADO 80202
              (303) 293-0760                            650 PAGE MILL ROAD
                                                 PALO ALTO, CALIFORNIA 94304-1050
                                                          (650) 493-9300

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

                                ---------------

  If the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1993, as amended (the "Securities Act"), check the following box. [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                ---------------


  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the Company in connection with the sale of Common Stock being registered. All amounts are estimates except the SEC registration fee and the NASD filing fees.


   SEC Registration Fee............................................... $ 12,213
   NASD Filing Fee....................................................    4,640
   Nasdaq National Market Listing Fee.................................  120,000
   Printing and Engraving Expenses....................................  160,000
   Legal Fees and Expenses of the Company.............................  375,000
   Accounting Fees and Expenses.......................................  100,000
   Blue Sky Fees and Expenses.........................................   10,000
   Transfer Agent Fees................................................    6,000
   Miscellaneous......................................................  124,147
                                                                       --------
     Total............................................................ $900,000
                                                                       ========


ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Article V of the Company's Bylaws provides for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. The Company's Certificate of Incorporation provides that, subject to Delaware law, its directors shall not be personally liable for monetary damages for breach of the directors' fiduciary duty as directors to the Company and its stockholders. This provision in the Certificate of Incorporation does not eliminate the directors' fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company or its stockholders for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The Company has entered into indemnification agreements with its officers and directors, a form of which was previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Registration Statement on Form S-1 (No. 333-53947) (the "Indemnification Agreements"). The Indemnification Agreements provide the Company's officers and directors with further indemnification to the maximum extent permitted by
the Delaware General Corporation Law. Reference is also made to Section    of
the Underwriting Agreement contained in Exhibit 1.1 hereto, indemnifying officers and directors of the Company against certain liabilities, and Section
3.12 of the Amended and Restated Registration Rights Agreement contained in
Exhibit 4.3 hereto, indemnifying certain of the Company's stockholders, including controlling stockholders, against certain liabilities.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

  (a) Since June 1995, the Company has issued and sold the following securities:

    (1) The Company issued and sold 391,080 shares of its Common Stock to employees and consultants for an aggregate purchase price of $124,009 pursuant to direct issuances and the exercise of options under its 1995 Stock Option Plan (Exhibit 10.6).

    (2) On July 11, 1996, the Company issued 1,210,861 shares of its Series A Preferred Stock at a per share price of $2.86, for an aggregate of $3,463,062.46 to several investors.

    (3) On September 16, 1997, the Company issued and sold an aggregate of 2,517,894 shares of its Series B Preferred Stock at a per share price of $4.99 for an aggregate of $12,564,291.06 to several investors.

  (b) The issuances described in Item 15(a)(1) were deemed exempt from registration under the Securities Act in reliance upon Rule 701 promulgated under the Securities Act. The issuances of the securities described in items 15(a)(2) through 15(a)(3) were deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act as transactions by an issuer not involving any public offering. In addition, the recipients of securities in each such transaction represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates issued in such transactions. All recipients had adequate access, through their relationships with the Company, to information about the Company.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


  (a) EXHIBITS

 EXHIBIT
 NUMBER                               EXHIBIT TITLE
 -------                              -------------
   1.1+  Form of Underwriting Agreement.
   3.1+  Form of Registrant's Amended and Restated Certificate of Incorporation
         to become effective upon the closing of the offering.
   3.2+  Form of Registrant's Bylaws.
   4.1+  Form of Registrant's Specimen Common Stock Certificate.
   4.2+  Amended and Restated Investor Rights Agreement, among the Registrant and the investors and founders named therein, dated September 16,
         1997.
   4.3+  Reference is made to Exhibits 3.1 and 3.2.
   5.1+  Opinion of Brobeck, Phleger & Harrison LLP, counsel for the
         Registrant, with respect to the Common Stock being registered.
  10.1+  Amended Form of Diamond Level Distributor Agreement.
  10.2+  Amended Form of Platinum Level OEM Agreement.
  10.3+  Line of Credit Agreement with Bank One for $5,000,000 dated July 2,
         1998.
  10.4+  Lease Agreement between Carrier Access Corporation and Cottonwood Land and Farms Ltd. for facilities at 5395 Pearl Parkway, Boulder,
         Colorado, dated June 1, 1995.
  10.5+  Amendment to Lease Agreement between Carrier Access Corporation and
         Cottonwood Land and Farms Ltd. dated September 20, 1995.
  10.6+  Registrant's 1995 Stock Option Plan.
  10.7+  Registrant's 1998 Stock Incentive Plan.
  10.8   Intentionally left blank.

 EXHIBIT
 NUMBER                               EXHIBIT TITLE
 -------                              -------------
  10.9+  Form of Directors' and Officers' Indemnification Agreement.
  10.10  Intentionally left blank.
  23.1   Consent of KPMG Peat Marwick LLP, Independent Public Accountants.
  23.2+  Consent of Brobeck, Phleger & Harrison LLP (contained in their opinion filed as Exhibit 5.1).
  24.1+  Power of Attorney. Reference is made to Page II-4.
  27.1+  Financial Data Schedule. (In EDGAR format only)

--------
+ Previously filed.

  (b)Financial Statement Schedules

    (1) Report of Independent Auditors on Financial Statement Schedule

    (2) Schedule II--Valuation and Qualifying Accounts

ITEM 17. UNDERTAKINGS

  The Company hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the Delaware General Corporation Law, the Certificate of Incorporation or the Bylaws of the Company, Indemnification Agreements entered into between the Company and its officers and directors, the Underwriting Agreement, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  The undersigned registrant hereby undertakes:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Company pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 4 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BOULDER, STATE OF COLORADO, ON THIS 29TH DAY OF JULY, 1998.

                                         Carrier Access Corporation

                                         By:    /s/ Nancy G. Pierce
                                             -------------------------------
                                                    NANCY G. PIERCE
                                               VICE PRESIDENT-FINANCE AND
                                            ADMINISTRATION, CHIEF FINANCIAL
                                            OFFICER, TREASURER AND SECRETARY

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE PERSONS WHOSE SIGNATURES APPEAR BELOW, WHICH PERSONS HAVE SIGNED SUCH REGISTRATION STATEMENT IN THE CAPACITIES AND ON THE DATES INDICATED:

             Signature                       Title                 Date

                 *                                            July 29, 1998
                                      President, Chief Executive
----------------------------------    Officer (Principal Executive
         (Roger L. Koenig)            Officer) and
                                      Chairman
                                      of the Board of Directors

        /s/ Nancy G. Pierce           Vice President-
                                      Finance and
                                      Administration, Chief Financial
                                      Officer, Treasurer (Principal
                                      Financial and Accounting
                                      Officer), Secretary
                                      and Director
                                                              July 29, 1998
----------------------------------
         (Nancy G. Pierce)

                 *                    Director                July 29, 1998
----------------------------------
         (Douglas Carlisle)

                 *                    Director                July 29, 1998
----------------------------------

         (Joseph Graziano)
                 *                    Director                July 29, 1998
----------------------------------
            (Ryal Poppa)

                                                               July 29, 1998
* By:  /s/ Nancy G. Pierce
    (Nancy G. Pierce)
    Attorney-in-Fact

                                 EXHIBIT INDEX

 EXHIBIT
 NUMBER                          DESCRIPTION OF DOCUMENT
 -------                         -----------------------
   1.1+  Form of Underwriting Agreement.
   3.1+  Form of Registrant's Amended and Restated Certificate of Incorporation
         to become effective upon the closing of the offering.
   3.2+  Form of Registrant's Bylaws.
   4.1+  Form of Registrant's Specimen Common Stock Certificate.
   4.2+  Amended and Restated Investor Rights Agreement, among the Registrant and the investors and founders named therein, dated September 16,
         1997.
   4.3+  Reference is made to Exhibits 3.1 and 3.2.
   5.1+  Opinion of Brobeck, Phleger & Harrison LLP, counsel for the
         Registrant, with respect to the Common Stock being registered.
  10.1+  Form of Diamond Level Distributor Agreement.
  10.2+  Form of Platinum Level OEM Agreement.
  10.3+  Line of Credit Agreement with Bank One for $5,000,000 dated July 2,
         1998.
  10.4+  Lease Agreement between Carrier Access Corporation and Cottonwood Land and Farms Ltd. for facilities at 5395 Pearl Parkway, Boulder,
         Colorado, dated June 1, 1995.
  10.5+  Amendment to Lease Agreement between Carrier Access Corporation and
         Cottonwood Land and Farms Ltd. dated September 20, 1995.
  10.6+  Registrant's 1995 Stock Option Plan.
  10.7+  Registrant's 1998 Stock Incentive Plan.
  10.8   Intentionally left blank.
  10.9+  Form of Directors' and Officers' Indemnification Agreement.
  10.10  Intentionally left blank.
  23.1   Consent of KPMG Peat Marwick LLP, Independent Public Accountants.
  23.2+  Consent of Brobeck, Phleger & Harrison LLP (contained in their opinion filed as Exhibit 5.1).
  24.1+  Power of Attorney. Reference is made to Page II-4.
  27.1+  Financial Data Schedule. (In EDGAR format only)

--------
+ Previously filed.